WesBanco Announces Second Quarter 2024 Financial Results

Marks eight consecutive quarters of strong year-over-year loan growth averaging 9%

Wheeling, WVa. (July 26, 2024) – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and six months ended June 30, 2024. Net income available to common shareholders for the second quarter of 2024 was $26.4 million, with diluted earnings per share of $0.44, compared to $42.3 million and $0.71 per diluted share, respectively, for the second quarter of 2023. For the six months ended June 30, 2024, net income was $59.5 million, or $1.00 per diluted share, compared to $82.2 million, or $1.38 per diluted share, for the 2023 period. As noted in the following table, net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the six months ended June 30, 2024 was $62.5 million, or $1.05 per diluted share, as compared to $84.7 million, or $1.43 per diluted share (non-GAAP measures).

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2024		2023		2024		2023
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$29,369	$0.49	$42,377	$0.71	$62,530	$1.05	$84,677	$1.43
Less: After tax restructuring and merger-related expenses	(2,984)	(0.05)	(28)	-	(2,984)	(0.05)	(2,519)	(0.05)
Net income available to common shareholders (GAAP)	$26,385	$0.44	$42,349	$0.71	$59,546	$1.00	$82,158	$1.38
(1) See non-GAAP financial measures for additional information relating to these items.

Financial and operational highlights during the quarter ended June 30, 2024:

•
Total loan growth was 10.1% year-over-year and 3.2% quarter-over-quarter, or 12.9% annualized
o
Total loans are up $1.1 billion as compared to the prior year period, driven by both commercial and residential lending
•
Deposits of $13.4 billion increased 4.4% year-over-year
o
Average loans to average deposits were 89.4%, providing continued capacity to fund loan growth
•
The quarter-over-quarter increase in provision for credit losses, which negatively impacted diluted earnings per share by approximately $0.09, was primarily due to strong loan growth, changes in macroeconomic factors, and a specific reserve on one commercial and industrial (C&I) loan
•
Non-interest income increased 2.4% quarter-over-quarter, with growth across key categories more than offsetting the seasonal decline in trust fees
o
Trust and investment services assets under management of $5.6 billion and broker-dealer securities account value of $1.8 billion increased due to market value adjustments and organic growth
•
Continued efforts to optimize our financial center network to improve efficiencies
•
Key credit quality metrics such as non-performing assets, total past due loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages (based upon the prior four quarters for banks with total assets between $10 billion and $25 billion)
•
WesBanco continues to earn national accolades, most recently Newsweeks’ America’s Greatest Workplaces 2024

“WesBanco sustained its positive momentum in 2024 with solid second-quarter results characterized by continued loan and deposit growth. We maintained a diligent focus on cost control, while making strategic investments in our company to secure our long-term success,” said Jeff Jackson, President and Chief Executive Officer, WesBanco. “The strength of our balance sheet and long-term growth strategies, supported by the high engagement of our diverse and talented teams, as evidenced by our inclusion in Newsweek’s America’s Greatest Workplaces list, position us well for continued growth in the second half of 2024.”

Balance Sheet

As of June 30, 2024, portfolio loans were $12.3 billion, which increased $1.1 billion, or 10.1%, year-over-year driven by strong performance from our commercial and residential lending teams. Total commercial loans of $8.8 billion increased 11.5% year-over-year and 15.2% quarter-over-quarter annualized. Commercial loan growth continues to reflect the benefit of our commercial banker hiring and loan production office strategy, as well as lower commercial real estate payoffs. Total residential lending reflects increased mortgage origination production with lower staffing levels, as well as increased home equity line of credit usage.

Deposits, as of June 30, 2024, were $13.4 billion, up 4.4% from June 30, 2023 and up 2.0% from December 31, 2023, reflecting the benefit of deposit gathering and retention efforts by our retail and commercial teams. The composition of total deposits continues to have some mix shift, reflecting the impact of the significant increase in the federal funds rate; however, total demand deposits continue to represent 55% of total deposits, with the non-interest bearing component representing 28%, which remains consistent with the percentage range prior to the pandemic.

Credit Quality

As of June 30, 2024, total loans past due, criticized and classified loans, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained low, from a historical perspective, and within a consistent range through the last two years. Criticized and classified loans as a percent of the loan portfolio decreased 15 basis points quarter-over-quarter to 2.15%, while non-performing assets as a percentage of total assets remained consistent with the prior quarter and year periods at 0.20%. The allowance for credit losses to total portfolio loans at June 30, 2024 increased to 1.11% of total loans, or $136.5 million. The increase in the allowance for credit losses and resulting $10.5 million provision for credit losses in the second quarter was due primarily to strong loan growth, higher unemployment assumptions, and a specific reserve for an individual C&I loan. Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 0.10% of total loans.

Net Interest Margin and Income

The net interest margin of 2.95% for the second quarter of 2024 increased 3 basis points sequentially as higher loan yields began to outpace higher funding costs. On a year-over-year basis, the net interest margin decreased 23 basis points primarily due to higher funding costs from the remix of non-interest bearing deposits into higher tier money market and certificate of deposit accounts. Deposit funding costs were 274 basis points for the second quarter of 2024, and, when including non-interest deposits, deposit funding costs were 195 basis points. Accretion from acquisitions benefited the second quarter net interest margin by 2 basis points, as compared to 3 basis points in the prior year period.

Net interest income for the second quarter of 2024 was $116.6 million, a decrease of $5.0 million, or 4.1% year-over-year, reflecting the impact of rising rates on funding costs more than offsetting loan growth and higher loan and securities yields. For the six months ended June 30, 2024, net interest income of $230.6 million decreased $15.3 million, or 6.2%, primarily due to the reasons discussed for the three-month period comparison.

Non-Interest Income

For the second quarter of 2024, non-interest income of $31.4 million decreased $0.5 million, or 1.5%, from the second quarter of 2023. This decrease was primarily due to lower net swap fee and valuation income, as well as higher net gains on other real estate owned and other assets in the prior year period. Gross swap fees were $1.8 million in the second quarter, as compared to $2.4 million in the prior year period. Service charges on deposits increased $0.9 million year-over-year, reflecting fee income from new products and services and increased general consumer spending. Mortgage banking income increased $0.5 million year-over-year due to an 85 basis point improvement in the net gain on sale margin for residential mortgages sold in the secondary market.

Primarily reflecting the items discussed above, as well as higher trust fees, non-interest income, for the six months ended June 30, 2024, increased $2.5 million, or 4.2%, year-over-year to $62.0 million. Trust fees increased $1.0 million year-over-year due to a 10% increase in trust assets, driven by both market value adjustments and organic growth.

Non-Interest Expense

Non-interest expense, excluding restructuring and merger-related costs, for the three months ended June 30, 2024 were $98.6 million, a $2.2 million, or 2.3%, increase year-over-year primarily due to increases in other operating expenses and equipment and software expenses. Other operating expenses increased $1.8 million primarily due to higher costs and fees in support of loan growth and higher other miscellaneous expenses. Equipment and software expense increased $1.6 million reflecting the impact of the prior year ATM upgrades, which were phased in throughout the prior year. Salaries and wages decreased $0.5 million compared to the prior year period due to lower staffing levels associated with efficiency improvements in the mortgage and branch staffing models, partially offset by normal compensation merit adjustments. Employee benefits decreased $0.9 million due to a lower health insurance costs driven by lower staffing levels, as compared to the prior year period.

Excluding restructuring and merger-related expenses, non-interest expense during the first half of 2024 of $195.8 million increased $6.4 million, or 3.4%, compared to the prior year period, due primarily to other operating expenses and equipment and software expense, as described above, and higher FDIC insurance expense. FDIC insurance increased $1.2 million year-over-year due to due to an increase in the minimum rate for all banks.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At June 30, 2024, Tier I leverage was 9.72%, Tier I risk-based capital ratio was 11.58%, common equity Tier 1 capital ratio (“CET 1”) was 10.58%, and total risk-based capital was 14.45%. In addition, the tangible common equity to tangible assets ratio was 7.52%.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the second quarter of 2024 at 10:00 a.m. ET on Friday, July 26, 2024. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 1-412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 1-412-317-0088 for international callers, and providing the access code of 1675057. The replay will begin at approximately 12:00 p.m. ET on July 26, 2024 and end at 12 a.m. ET on August 9, 2024. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2023 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”) including WesBanco’s Form 10-Q for the quarter ended March 31, 2024, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

With over 150 years as a community-focused, regional financial services partner, WesBanco Inc. (NASDAQ: WSBC) and its subsidiaries build lasting prosperity through relationships and solutions that empower our customers for success in their financial journeys. Customers across our eight-state footprint choose WesBanco for the comprehensive range and personalized delivery of our retail and commercial banking solutions, as well as trust, brokerage, wealth management and insurance services, all designed to advance their financial goals. Through the strength of our teams, we leverage large bank capabilities and local focus to help make every community we serve a better place for people and businesses to thrive. Headquartered in Wheeling, West Virginia, WesBanco has $18.1 billion in total assets, with our Trust and Investment Services holding $5.6 billion of assets under management and securities account values (including annuities) of $1.8 billion through our broker/dealer, as of June 30, 2024. Learn more at www.wesbanco.com and follow @WesBanco on Facebook, LinkedIn and Instagram.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor Relations

304-905-7021

###

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Six Months Ended
STATEMENT OF INCOME	June 30,			June 30,
	2024	2023	% Change	2024	2023	% Change
Interest and dividend income
Loans, including fees	$175,361	$145,741	20.3	$342,335	$279,147	22.6
Interest and dividends on securities:
Taxable	16,929	18,483	(8.4)	34,334	37,569	(8.6)
Tax-exempt	4,556	4,723	(3.5)	9,142	9,513	(3.9)
Total interest and dividends on securities	21,485	23,206	(7.4)	43,476	47,082	(7.7)
Other interest income	6,147	7,108	(13.5)	12,516	10,380	20.6
Total interest and dividend income	202,993	176,055	15.3	398,327	336,609	18.3
Interest expense
Interest bearing demand deposits	26,925	17,203	56.5	52,516	28,309	85.5
Money market deposits	18,443	7,220	155.4	34,557	11,472	201.2
Savings deposits	7,883	5,860	34.5	15,549	9,860	57.7
Certificates of deposit	11,982	2,906	312.3	22,229	4,109	441.0
Total interest expense on deposits	65,233	33,189	96.6	124,851	53,750	132.3
Federal Home Loan Bank borrowings	16,227	16,713	(2.9)	33,227	28,013	18.6
Other short-term borrowings	896	492	82.1	1,570	909	72.7
Subordinated debt and junior subordinated debt	4,044	4,094	(1.2)	8,119	8,039	1.0
Total interest expense	86,400	54,488	58.6	167,767	90,711	84.9
Net interest income	116,593	121,567	(4.1)	230,560	245,898	(6.2)
Provision for credit losses	10,541	3,028	248.1	14,555	6,605	120.4
Net interest income after provision for credit losses	106,052	118,539	(10.5)	216,005	239,293	(9.7)
Non-interest income
Trust fees	7,303	6,918	5.6	15,385	14,412	6.8
Service charges on deposits	7,111	6,232	14.1	13,895	12,401	12.0
Digital Banking Income	5,040	5,010	0.6	9,745	9,615	1.4
Net swap fee and valuation income	1,776	2,612	(32.0)	3,339	3,411	(2.1)
Net securities brokerage revenue	2,601	2,523	3.1	5,149	5,098	1.0
Bank-owned life insurance	2,791	3,189	(12.5)	4,859	5,149	(5.6)
Mortgage banking income	1,069	601	77.9	1,762	1,027	71.6
Net securities gains	135	205	(34.1)	672	350	92.0
Net gains on other real estate owned and other assets	34	871	(96.1)	188	1,104	(83.0)
Other income	3,495	3,680	(5.0)	6,990	6,926	0.9
Total non-interest income	31,355	31,841	(1.5)	61,984	59,493	4.2
Non-interest expense
Salaries and wages	43,991	44,471	(1.1)	86,988	86,422	0.7
Employee benefits	10,579	11,511	(8.1)	22,763	23,570	(3.4)
Net occupancy	6,309	6,132	2.9	12,932	12,775	1.2
Equipment and software	10,457	8,823	18.5	20,465	17,885	14.4
Marketing	2,371	2,763	(14.2)	4,256	5,088	(16.4)
FDIC insurance	3,523	2,871	22.7	6,971	5,755	21.1
Amortization of intangible assets	2,072	2,282	(9.2)	4,164	4,583	(9.1)
Restructuring and merger-related expense	3,777	35	NM	3,777	3,188	18.5
Other operating expenses	19,313	17,549	10.1	37,269	33,294	11.9
Total non-interest expense	102,392	96,437	6.2	199,585	192,560	3.6
Income before provision for income taxes	35,015	53,943	(35.1)	78,404	106,226	(26.2)
Provision for income taxes	6,099	9,063	(32.7)	13,795	19,005	(27.4)
Net Income	28,916	44,880	(35.6)	64,609	87,221	(25.9)
Preferred stock dividends	2,531	2,531	-	5,063	5,063	-
Net income available to common shareholders	$26,385	$42,349	(37.7)	$59,546	$82,158	(27.5)

Taxable equivalent net interest income	$117,804	$122,822	(4.1)	$232,990	$248,427	(6.2)

Per common share data
Net income per common share - basic	$0.44	$0.71	(38.0)	$1.00	$1.39	(28.1)
Net income per common share - diluted	0.44	0.71	(38.0)	1.00	1.38	(27.5)
Net income per common share - diluted, excluding certain items (1)(2)	0.49	0.71	(31.0)	1.05	1.43	(26.6)
Dividends declared	0.36	0.35	2.9	0.72	0.70	2.9
Book value (period end)	40.28	39.10	3.0	40.28	39.10	3.0
Tangible book value (period end) (1)	21.45	20.08	6.8	21.45	20.08	6.8
Average common shares outstanding - basic	59,521,872	59,263,949	0.4	59,452,315	59,240,958	0.4
Average common shares outstanding - diluted	59,656,429	59,385,847	0.5	59,592,960	59,389,314	0.3
Period end common shares outstanding	59,579,310	59,355,062	0.4	59,579,310	59,355,062	0.4
Period end preferred shares outstanding	150,000	150,000	-	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Six Months Ended
	June 30,
	2024	2023	% Change
Return on average assets	0.67%	0.97%	(30.93)%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	0.71	1.00	(29.00)
Return on average equity	4.71	6.69	(29.60)
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	4.94	6.90	(28.41)
Return on average tangible equity (1)	8.89	12.86	(30.87)
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	9.31	13.23	(29.63)
Return on average tangible common equity (1)	9.90	14.40	(31.25)
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	10.37	14.82	(30.03)
Yield on earning assets (2)	5.04	4.46	13.00
Cost of interest bearing liabilities	3.05	1.84	65.76
Net interest spread (2)	1.99	2.62	(24.05)
Net interest margin (2)	2.93	3.27	(10.40)
Efficiency (1) (2)	66.38	61.50	7.93
Average loans to average deposits	89.04	84.46	5.42
Annualized net loan charge-offs/average loans	0.14	0.05	180.00
Effective income tax rate	17.59	17.89	(1.68)

	For the Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2024	2024	2023	2023	2023
Return on average assets	0.59%	0.75%	0.74%	0.78%	0.98%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	0.66	0.75	0.74	0.80	0.98
Return on average equity	4.17	5.24	5.21	5.49	6.81
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	4.65	5.24	5.21	5.57	6.82
Return on average tangible equity (1)	7.93	9.85	10.11	10.60	12.98
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	8.78	9.85	10.11	10.75	12.99
Return on average tangible common equity (1)	8.83	10.96	11.32	11.87	14.52
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	9.77	10.96	11.32	12.03	14.53
Yield on earning assets (2)	5.11	4.98	4.88	4.72	4.59
Cost of interest bearing liabilities	3.12	2.98	2.76	2.52	2.15
Net interest spread (2)	1.99	2.00	2.12	2.20	2.44
Net interest margin (2)	2.95	2.92	3.02	3.03	3.18
Efficiency (1) (2)	66.11	66.65	66.75	64.95	62.33
Average loans to average deposits	89.40	88.67	87.07	86.79	85.44
Annualized net loan charge-offs and recoveries /average loans	0.07	0.20	0.06	0.01	0.02
Effective income tax rate	17.42	17.74	19.66	16.83	16.80
Trust and Investment Services assets under management (3)	$5,633	$5,601	$5,360	$4,982	$5,127
Broker-dealer securities account values (including annuities) (3)	$1,780	$1,751	$1,686	$1,600	$1,596

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

(3) Represents market value at period end, in millions.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	June 30,			December 31,	December 31, 2023
Balance sheets	2024	2023	% Change	2023	to June 30, 2024
Assets
Cash and due from banks	$173,816	$178,057	(2.4)	$158,504	9.7
Due from banks - interest bearing	312,973	384,261	(18.6)	436,879	(28.4)
Securities:
Equity securities, at fair value	13,091	11,948	9.6	12,320	6.3
Available-for-sale debt securities, at fair value	2,102,123	2,329,222	(9.7)	2,194,329	(4.2)
Held-to-maturity debt securities (fair values of $1,028,432; $1,072,229 and $1,069,159, respectively)	1,179,684	1,224,470	(3.7)	1,199,527	(1.7)
Allowance for credit losses - held-to-maturity debt securities	(163)	(193)	15.5	(192)	15.1
Net held-to-maturity debt securities	1,179,521	1,224,277	(3.7)	1,199,335	(1.7)
Total securities	3,294,735	3,565,447	(7.6)	3,405,984	(3.3)
Loans held for sale	25,433	28,970	(12.2)	16,354	55.5
Portfolio loans:
Commercial real estate	6,998,888	6,295,467	11.2	6,565,448	6.6
Commercial and industrial	1,760,479	1,558,491	13.0	1,670,659	5.4
Residential real estate	2,506,957	2,341,928	7.0	2,438,574	2.8
Home equity	770,599	701,824	9.8	734,219	5.0
Consumer	220,588	232,254	(5.0)	229,561	(3.9)
Total portfolio loans, net of unearned income	12,257,511	11,129,964	10.1	11,638,461	5.3
Allowance for credit losses - loans	(136,509)	(120,166)	(13.6)	(130,675)	(4.5)
Net portfolio loans	12,121,002	11,009,798	10.1	11,507,786	5.3
Premises and equipment, net	222,266	219,934	1.1	233,571	(4.8)
Accrued interest receivable	79,759	69,773	14.3	77,435	3.0
Goodwill and other intangible assets, net	1,128,103	1,136,773	(0.8)	1,132,267	(0.4)
Bank-owned life insurance	358,682	355,204	1.0	355,033	1.0
Other assets	411,606	408,737	0.7	388,561	5.9
Total Assets	$18,128,375	$17,356,954	4.4	$17,712,374	2.3
Liabilities
Deposits:
Non-interest bearing demand	$3,826,249	$4,286,235	(10.7)	$3,962,592	(3.4)
Interest bearing demand	3,505,651	3,273,745	7.1	3,463,443	1.2
Money market	2,283,294	1,685,667	35.5	2,017,713	13.2
Savings deposits	2,429,241	2,655,680	(8.5)	2,493,254	(2.6)
Certificates of deposit	1,387,938	960,107	44.6	1,231,702	12.7
Total deposits	13,432,373	12,861,434	4.4	13,168,704	2.0
Federal Home Loan Bank borrowings	1,475,000	1,380,000	6.9	1,350,000	9.3
Other short-term borrowings	105,757	101,286	4.4	105,893	(0.1)
Subordinated debt and junior subordinated debt	279,193	281,854	(0.9)	279,078	0.0
Total borrowings	1,859,950	1,763,140	5.5	1,734,971	7.2
Accrued interest payable	15,393	8,869	73.6	11,121	38.4
Other liabilities	276,380	258,513	6.9	264,516	4.5
Total Liabilities	15,584,096	14,891,956	4.6	15,179,312	2.7
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 59,579,310, 59,355,062 and 59,376,435 shares outstanding, respectively	141,834	141,834	-	141,834	-
Capital surplus	1,630,830	1,630,963	(0.0)	1,635,859	(0.3)
Retained earnings	1,159,217	1,118,135	3.7	1,142,586	1.5
Treasury stock (8,501,996, 8,726,224 and 8,704,871 shares - at cost, respectively)	(294,818)	(303,770)	2.9	(302,995)	2.7
Accumulated other comprehensive loss	(235,208)	(264,627)	11.1	(226,693)	(3.8)
Deferred benefits for directors	(2,060)	(2,021)	(1.9)	(2,013)	(2.3)
Total Shareholders' Equity	2,544,279	2,464,998	3.2	2,533,062	0.4
Total Liabilities and Shareholders' Equity	$18,128,375	$17,356,954	4.4	$17,712,374	2.3

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

	June 30,	March 31,
Balance sheets	2024	2024	% Change
Assets
Cash and due from banks	$173,816	$138,940	25.1
Due from banks - interest bearing	312,973	370,729	(15.6)
Securities:
Equity securities, at fair value	13,091	13,074	0.1
Available-for-sale debt securities, at fair value	2,102,123	2,119,272	(0.8)
Held-to-maturity (fair values of $1,028,432; and $1,107,685, respectively)	1,179,684	1,190,010	(0.9)
Allowance for credit losses - held-to-maturity debt securities	(163)	(183)	10.9
Net held-to-maturity debt securities	1,179,521	1,189,827	(0.9)
Total securities	3,294,735	3,322,173	(0.8)
Loans held for sale	25,433	12,472	103.9
Portfolio loans:
Commercial real estate	6,998,888	6,754,933	3.6
Commercial and industrial	1,760,479	1,683,172	4.6
Residential real estate	2,506,957	2,469,357	1.5
Home equity	770,599	740,973	4.0
Consumer	220,588	224,732	(1.8)
Total portfolio loans, net of unearned income	12,257,511	11,873,167	3.2
Allowance for credit losses - loans	(136,509)	(129,190)	(5.7)
Net portfolio loans	12,121,002	11,743,977	3.2
Premises and equipment, net	222,266	232,630	(4.5)
Accrued interest receivable	79,759	78,564	1.5
Goodwill and other intangible assets, net	1,128,103	1,130,175	(0.2)
Bank-owned life insurance	358,682	357,099	0.4
Other assets	411,606	385,976	6.6
Total Assets	$18,128,375	$17,772,735	2.0
Liabilities
Deposits:
Non-interest bearing demand	$3,826,249	$3,938,610	(2.9)
Interest bearing demand	3,505,651	3,529,691	(0.7)
Money market	2,283,294	2,189,769	4.3
Savings deposits	2,429,241	2,499,466	(2.8)
Certificates of deposit	1,387,938	1,339,237	3.6
Total deposits	13,432,373	13,496,773	(0.5)
Federal Home Loan Bank borrowings	1,475,000	1,100,000	34.1
Other short-term borrowings	105,757	72,935	45.0
Subordinated debt and junior subordinated debt	279,193	279,136	0.0
Total borrowings	1,859,950	1,452,071	28.1
Accrued interest payable	15,393	15,929	(3.4)
Other liabilities	276,380	269,600	2.5
Total Liabilities	15,584,096	15,234,373	2.3
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 59,355,062 and 59,246,569 shares outstanding, respectively	141,834	141,834	-
Capital surplus	1,630,830	1,636,964	(0.4)
Retained earnings	1,159,217	1,154,307	0.4
Treasury stock (8,726,244 and 8,834,737 shares - at cost, respectively)	(294,818)	(302,264)	2.5
Accumulated other comprehensive loss	(235,208)	(234,922)	(0.1)
Deferred benefits for directors	(2,060)	(2,041)	(0.9)
Total Shareholders' Equity	2,544,279	2,538,362	0.2
Total Liabilities and Shareholders' Equity	$18,128,375	$17,772,735	2.0

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2024		2023		2024		2023
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$352,986	5.62%	$438,604	5.71%	$364,127	5.66%	$359,466	5.16%
Loans, net of unearned income (1)	12,057,831	5.85	11,009,093	5.31	11,907,353	5.78	10,880,328	5.17
Securities: (2)
Taxable	2,863,213	2.38	3,198,838	2.32	2,896,040	2.38	3,250,174	2.33
Tax-exempt (3)	753,151	3.08	786,128	3.05	756,474	3.08	793,425	3.06
Total securities	3,616,364	2.52	3,984,966	2.46	3,652,514	2.53	4,043,599	2.47
Other earning assets	56,077	8.71	61,613	5.64	58,499	7.78	53,789	4.44
Total earning assets (3)	16,083,258	5.11%	15,494,276	4.59%	15,982,493	5.04%	15,337,182	4.46%
Other assets	1,807,056		1,800,070		1,814,796		1,796,162
Total Assets	$17,890,314		$17,294,346		$17,797,289		$17,133,344

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,527,316	3.07%	$3,228,799	2.14%	$3,514,182	3.01%	$3,129,921	1.82%
Money market accounts	2,228,070	3.33	1,635,939	1.77	2,157,553	3.22	1,634,347	1.42
Savings deposits	2,441,949	1.30	2,729,210	0.86	2,461,330	1.27	2,751,850	0.72
Certificates of deposit	1,371,179	3.51	912,144	1.28	1,331,145	3.36	887,560	0.93
Total interest bearing deposits	9,568,514	2.74	8,506,092	1.57	9,464,210	2.65	8,403,678	1.29
Federal Home Loan Bank borrowings	1,186,538	5.50	1,288,242	5.20	1,214,973	5.50	1,130,000	5.00
Repurchase agreements	107,811	3.34	105,266	1.87	100,188	3.15	118,155	1.55
Subordinated debt and junior subordinated debt	279,159	5.83	281,715	5.83	279,131	5.85	281,600	5.76
Total interest bearing liabilities (4)	11,142,022	3.12%	10,181,315	2.15%	11,058,502	3.05%	9,933,433	1.84%
Non-interest bearing demand deposits	3,918,685		4,379,345		3,908,837		4,479,200
Other liabilities	286,659		240,590		285,556		245,033
Shareholders' equity	2,542,948		2,493,096		2,544,394		2,475,678
Total Liabilities and Shareholders' Equity	$17,890,314		$17,294,346		$17,797,289		$17,133,344
Taxable equivalent net interest spread		1.99%		2.44%		1.99%		2.62%
Taxable equivalent net interest margin		2.95%		3.18%		2.93%		3.27%

(1) Gross of allowance for credit losses and net of unearned income. Includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $0.9 million and $0.7 million for the three months ended June 30, 2024 and 2023, respectively, and were $1.2 million and $1.1 million for the six months ended June 30, 2024 and 2023. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $0.8 million and $1.2 million for the three months ended June 30, 2024 and 2023, respectively, and $1.5 million and $2.5 million for the six months ended June 30, 2024 and 2023, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.1 million for the three months ended June 30, 2024 and 2023, respectively, and $0.2 million and $0.3 million for the six months ended June 30, 2024 and 2023, respectively.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Statement of Income	2024	2024	2023	2023	2023
Interest and dividend income
Loans, including fees	$175,361	$166,974	$162,498	$155,206	$145,741
Interest and dividends on securities:
Taxable	16,929	17,404	17,798	18,082	18,483
Tax-exempt	4,556	4,586	4,639	4,679	4,723
Total interest and dividends on securities	21,485	21,990	22,437	22,761	23,206
Other interest income	6,147	6,369	6,383	5,622	7,108
Total interest and dividend income	202,993	195,333	191,318	183,589	176,055
Interest expense
Interest bearing demand deposits	26,925	25,590	23,686	20,873	17,203
Money market deposits	18,443	16,114	14,302	10,841	7,220
Savings deposits	7,883	7,667	7,310	6,699	5,860
Certificates of deposit	11,982	10,247	8,380	5,983	2,906
Total interest expense on deposits	65,233	59,618	53,678	44,396	33,189
Federal Home Loan Bank borrowings	16,227	17,000	14,841	16,463	16,713
Other short-term borrowings	896	674	891	745	492
Subordinated debt and junior subordinated debt	4,044	4,075	4,150	4,303	4,094
Total interest expense	86,400	81,367	73,560	65,907	54,488
Net interest income	116,593	113,966	117,758	117,682	121,567
Provision for credit losses	10,541	4,014	4,803	6,327	3,028
Net interest income after provision for credit losses	106,052	109,952	112,955	111,355	118,539
Non-interest income
Trust fees	7,303	8,082	7,019	6,705	6,918
Service charges on deposits	7,111	6,784	6,989	6,726	6,232
Digital banking income	5,040	4,704	4,890	4,949	5,010
Net swap fee and valuation income(loss)	1,776	1,563	(345)	3,845	2,612
Net securities brokerage revenue	2,601	2,548	2,563	2,394	2,523
Bank-owned life insurance	2,791	2,067	3,455	2,398	3,189
Mortgage banking income	1,069	693	650	975	601
Net securities gains/(losses)	135	537	887	(337)	205
Net gain/(loss) on other real estate owned and other assets	34	154	445	(28)	871
Other income	3,495	3,497	3,521	3,252	3,680
Total non-interest income	31,355	30,629	30,074	30,879	31,841
Non-interest expense
Salaries and wages	43,991	42,997	45,164	45,351	44,471
Employee benefits	10,579	12,184	11,409	11,922	11,511
Net occupancy	6,309	6,623	6,417	6,146	6,132
Equipment and software	10,457	10,008	9,648	9,132	8,823
Marketing	2,371	1,885	2,975	3,115	2,763
FDIC insurance	3,523	3,448	3,369	3,125	2,871
Amortization of intangible assets	2,072	2,092	2,243	2,262	2,282
Restructuring and merger-related expense	3,777	-	-	641	35
Other operating expenses	19,313	17,954	18,278	16,245	17,549
Total non-interest expense	102,392	97,191	99,503	97,939	96,437
Income before provision for income taxes	35,015	43,390	43,526	44,295	53,943
Provision for income taxes	6,099	7,697	8,558	7,453	9,063
Net Income	28,916	35,693	34,968	36,842	44,880
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net income available to common shareholders	$26,385	$33,162	$32,437	$34,311	$42,349

Taxable equivalent net interest income	$117,804	$115,185	$118,991	$118,926	$122,822

Per common share data
Net income per common share - basic	$0.44	$0.56	$0.55	$0.58	$0.71
Net income per common share - diluted	0.44	0.56	0.55	0.58	0.71
Net income per common share - diluted, excluding certain items (1)(2)	0.49	0.56	0.55	0.59	0.71
Dividends declared	0.36	0.36	0.36	0.35	0.35
Book value (period end)	40.28	40.30	40.23	38.80	39.10
Tangible book value (period end) (1)	21.45	21.39	21.28	19.82	20.08
Average common shares outstanding - basic	59,521,872	59,382,758	59,370,171	59,358,653	59,263,949
Average common shares outstanding - diluted	59,656,429	59,523,679	59,479,031	59,443,366	59,385,847
Period end common shares outstanding	59,579,310	59,395,777	59,376,435	59,364,696	59,355,062
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	2,370	2,331	2,368	2,427	2,542

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
Asset quality data	2024		2024		2023		2023		2023
Non-performing assets:
Total non-performing loans	$35,468		$32,919		$26,808		$29,878		$31,555
Other real estate and repossessed assets	1,328		1,474		1,497		1,333		1,432
Total non-performing assets	$36,796		$34,393		$28,305		$31,211		$32,987

Past due loans (1):
Loans past due 30-89 days	$20,237		$18,515		$22,875		$16,030		$18,348
Loans past due 90 days or more	9,171		5,408		9,638		8,606		5,147
Total past due loans	$29,408		$23,923		$32,513		$24,636		$23,495

Criticized and classified loans (2):
Criticized loans	$179,621		$171,536		$183,174		$180,136		$119,771
Classified loans	83,744		101,898		75,497		70,997		67,036
Total criticized and classified loans	$263,365		$273,434		$258,671		$251,133		$186,807

Loans past due 30-89 days / total portfolio loans (3)	0.17%		0.16%		0.20%		0.14%		0.16%
Loans past due 90 days or more / total portfolio loans	0.07		0.05		0.08		0.08		0.05
Non-performing loans / total portfolio loans	0.29		0.28		0.23		0.26		0.28
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.30		0.29		0.24		0.28		0.30
Non-performing assets / total assets	0.20		0.19		0.16		0.18		0.19
Criticized and classified loans / total portfolio loans	2.15		2.30		2.22		2.22		1.68

Allowance for credit losses
Allowance for credit losses - loans	$136,509		$129,190		$130,675		$126,615		$120,166
Allowance for credit losses - loan commitments	9,194		8,175		8,604		9,729		10,124
Provision for credit losses	10,541		4,014		4,803		6,327		3,028
Net loan and deposit account overdraft charge-offs and recoveries	2,221		5,935		1,857		286		581
Annualized net loan charge-offs and recoveries / average loans	0.07%		0.20%		0.06%		0.01%		0.02%
Allowance for credit losses - loans / total portfolio loans	1.11%		1.09%		1.12%		1.12%		1.08%
Allowance for credit losses - loans / non-performing loans	3.85	x	3.92	x	4.87	x	4.24	x	3.81	x
Allowance for credit losses - loans / non-performing loans and loans past due	2.10	x	2.27	x	2.20	x	2.32	x	2.18	x

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
	2024		2024		2023		2023		2023
Capital ratios
Tier I leverage capital	9.72%		9.79%		9.87%		9.84%		9.78%
Tier I risk-based capital	11.58		11.87		12.05		12.07		12.12
Total risk-based capital	14.45		14.76		14.91		14.97		14.83
Common equity tier 1 capital ratio (CET 1)	10.58		10.84		10.99		11.00		11.04
Average shareholders' equity to average assets	14.21		14.38		14.17		14.29		14.42
Tangible equity to tangible assets (4)	8.37		8.50		8.49		8.15		8.24
Tangible common equity to tangible assets (4)	7.52		7.63		7.62		7.26		7.35

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2024	2024	2023	2023	2023	2024	2023
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$26,385	$33,162	$32,437	$34,311	$42,349	$59,546	$82,158
Plus: after-tax restructuring and merger-related expenses (1)	2,984	-	-	506	28	2,984	2,519
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	29,369	33,162	32,437	34,817	42,377	62,530	84,677

Average total assets	$17,890,314	$17,704,265	$17,426,111	$17,341,959	$17,294,346	$17,797,289	$17,133,344

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	0.66%	0.75%	0.74%	0.80%	0.98%	0.71%	1.00%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$26,385	$33,162	$32,437	$34,311	$42,349	$59,546	$82,158
Plus: after-tax restructuring and merger-related expenses (1)	2,984	-	-	506	28	2,984	2,519
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	29,369	33,162	32,437	34,817	42,377	62,530	84,677

Average total shareholders' equity	2,542,948	2,545,841	2,468,525	2,478,662	2,493,096	2,544,394	2,475,678

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	4.65%	5.24%	5.21%	5.57%	6.82%	4.94%	6.90%

Return on average tangible equity:
Net income available to common shareholders	$26,385	$33,162	$32,437	$34,311	$42,349	$59,546	$82,158
Plus: amortization of intangibles (1)	1,637	1,653	1,772	1,787	1,803	3,290	3,621
Net income available to common shareholders before amortization of intangibles	28,022	34,815	34,209	36,098	44,152	62,836	85,779

Average total shareholders' equity	2,542,948	2,545,841	2,468,525	2,478,662	2,493,096	2,544,394	2,475,678
Less: average goodwill and other intangibles, net of def. tax liability	(1,122,264)	(1,123,938)	(1,125,593)	(1,127,404)	(1,129,155)	(1,123,101)	(1,130,086)
Average tangible equity	$1,420,684	$1,421,903	$1,342,932	$1,351,258	$1,363,941	$1,421,293	$1,345,592

Return on average tangible equity (annualized) (2)	7.93%	9.85%	10.11%	10.60%	12.98%	8.89%	12.86%

Average tangible common equity	$1,276,200	$1,277,419	$1,198,448	$1,206,774	$1,219,457	$1,276,809	$1,201,108
Return on average tangible common equity (annualized) (2)	8.83%	10.96%	11.32%	11.87%	14.52%	9.90%	14.40%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$26,385	$33,162	$32,437	$34,311	$42,349	$59,546	$82,158
Plus: after-tax restructuring and merger-related expenses (1)	2,984	-	-	506	28	2,984	2,519
Plus: amortization of intangibles (1)	1,637	1,653	1,772	1,787	1,803	3,290	3,621
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	31,006	34,815	34,209	36,604	44,180	65,820	88,298

Average total shareholders' equity	2,542,948	2,545,841	2,468,525	2,478,662	2,493,096	2,544,394	2,475,678
Less: average goodwill and other intangibles, net of def. tax liability	(1,122,264)	(1,123,938)	(1,125,593)	(1,127,404)	(1,129,155)	(1,123,101)	(1,130,086)
Average tangible equity	$1,420,684	$1,421,903	$1,342,932	$1,351,258	$1,363,941	$1,421,293	$1,345,592

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	8.78%	9.85%	10.11%	10.75%	12.99%	9.31%	13.23%

Average tangible common equity	$1,276,200	$1,277,419	$1,198,448	$1,206,774	$1,219,457	$1,276,809	$1,201,108
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	9.77%	10.96%	11.32%	12.03%	14.53%	10.37%	14.82%

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2024	2024	2023	2023	2023	2024	2023

Efficiency ratio:
Non-interest expense	$102,392	$97,191	$99,503	$97,939	$96,437	$199,585	$192,560
Less: restructuring and merger-related expense	(3,777)	-	-	(641)	(35)	(3,777)	(3,188)
Non-interest expense excluding restructuring and merger-related expense	98,615	97,191	99,503	97,298	96,402	195,808	189,372

Net interest income on a fully taxable equivalent basis	117,804	115,185	118,991	118,926	122,822	232,990	248,427
Non-interest income	31,355	30,629	30,074	30,879	31,841	61,984	59,493
Net interest income on a fully taxable equivalent basis plus non-interest income	$149,159	$145,814	$149,065	$149,805	$154,663	$294,974	$307,920
Efficiency Ratio	66.11%	66.65%	66.75%	64.95%	62.33%	66.38%	61.50%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$26,385	$33,162	$32,437	$34,311	$42,349	$59,546	$82,158
Add: After-tax restructuring and merger-related expenses (1)	2,984	-	-	506	28	2,984	2,519
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$29,369	$33,162	$32,437	$34,817	$42,377	$62,530	$84,677

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.44	$0.56	$0.55	$0.58	$0.71	$1.00	$1.38
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	0.05	-	-	0.01	-	0.05	0.05
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.49	$0.56	$0.55	$0.59	$0.71	$1.05	$1.43

	Period End
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2024	2024	2023	2023	2023
Tangible book value per share:
Total shareholders' equity	$2,544,279	$2,538,362	$2,533,062	$2,447,941	$2,464,998
Less: goodwill and other intangible assets, net of def. tax liability	(1,121,521)	(1,123,158)	(1,124,811)	(1,126,583)	(1,128,371)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,278,274	1,270,720	1,263,767	1,176,874	1,192,143

Common shares outstanding	59,579,310	59,395,777	59,376,435	59,364,696	59,355,062

Tangible book value per share	$21.45	$21.39	$21.28	$19.82	$20.08

Tangible common equity to tangible assets:
Total shareholders' equity	$2,544,279	$2,538,362	$2,533,062	$2,447,941	$2,464,998
Less: goodwill and other intangible assets, net of def. tax liability	(1,121,521)	(1,123,158)	(1,124,811)	(1,126,583)	(1,128,371)
Tangible equity	1,422,758	1,415,204	1,408,251	1,321,358	1,336,627
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,278,274	1,270,720	1,263,767	1,176,874	1,192,143

Total assets	18,128,375	17,772,735	17,712,374	17,344,377	17,356,954
Less: goodwill and other intangible assets, net of def. tax liability	(1,121,521)	(1,123,158)	(1,124,811)	(1,126,583)	(1,128,371)
Tangible assets	$17,006,854	$16,649,577	$16,587,563	$16,217,794	$16,228,583

Tangible equity to tangible assets	8.37%	8.50%	8.49%	8.15%	8.24%

Tangible common equity to tangible assets	7.52%	7.63%	7.62%	7.26%	7.35%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2024	2024	2023	2023	2023	2024	2023
Pre-tax, pre-provision income:
Income before provision for income taxes	$35,015	$43,390	$43,526	$44,295	$53,943	$78,404	$106,226
Add: provision for credit losses	10,541	4,014	4,803	6,327	3,028	14,555	6,605
Pre-tax, pre-provision income	$45,556	$47,404	$48,329	$50,622	$56,971	$92,959	$112,831

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$35,015	$43,390	$43,526	$44,295	$53,943	$78,404	$106,226
Add: provision for credit losses	10,541	4,014	4,803	6,327	3,028	14,555	6,605
Add: restructuring and merger-related expenses	3,777	-	-	641	35	3,777	3,188
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$49,333	$47,404	$48,329	$51,263	$57,006	$96,736	$116,019

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$35,015	$43,390	$43,526	$44,295	$53,943	$78,404	$106,226
Add: provision for credit losses	10,541	4,014	4,803	6,327	3,028	14,555	6,605
Add: restructuring and merger-related expenses	3,777	-	-	641	35	3,777	3,188
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	49,333	47,404	48,329	51,263	57,006	96,736	116,019

Average total assets	$17,890,314	$17,704,265	$17,426,111	$17,341,959	$17,294,346	$17,797,289	$17,133,344

Return on average assets, excluding certain items (annualized) (1) (2)	1.11%	1.08%	1.10%	1.17%	1.32%	1.09%	1.37%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$35,015	$43,390	$43,526	$44,295	$53,943	$78,404	$106,226
Add: provision for credit losses	10,541	4,014	4,803	6,327	3,028	14,555	6,605
Add: restructuring and merger-related expenses	3,777	-	-	641	35	3,777	3,188
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	49,333	47,404	48,329	51,263	57,006	96,736	116,019

Average total shareholders' equity	$2,542,948	$2,545,841	$2,468,525	$2,478,662	$2,493,096	$2,544,394	$2,475,678

Return on average equity, excluding certain items (annualized) (1) (2)	7.80%	7.49%	7.77%	8.21%	9.17%	7.65%	9.45%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$35,015	$43,390	$43,526	$44,295	$53,943	$78,404	$106,226
Add: provision for credit losses	10,541	4,014	4,803	6,327	3,028	14,555	6,605
Add: amortization of intangibles	2,072	2,092	2,243	2,262	2,282	4,164	4,583
Add: restructuring and merger-related expenses	3,777	-	-	641	35	3,777	3,188
Income before provision, restructuring and merger-related expenses and amortization of intangibles	51,405	49,496	50,572	53,525	59,288	100,900	120,602

Average total shareholders' equity	2,542,948	2,545,841	2,468,525	2,478,662	2,493,096	2,544,394	2,475,678
Less: average goodwill and other intangibles, net of def. tax liability	(1,122,264)	(1,123,938)	(1,125,593)	(1,127,404)	(1,129,155)	(1,123,101)	(1,130,086)
Average tangible equity	$1,420,684	$1,421,903	$1,342,932	$1,351,258	$1,363,941	$1,421,293	$1,345,592

Return on average tangible equity, excluding certain items (annualized) (1) (2)	14.55%	14.00%	14.94%	15.72%	17.44%	14.28%	18.07%

Average tangible common equity	$1,276,200	$1,277,419	$1,198,448	$1,206,774	$1,219,457	$1,276,809	$1,201,108
Return on average tangible common equity, excluding certain items (annualized) (1) (2)	16.20%	15.58%	16.74%	17.60%	19.50%	15.89%	20.25%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.